UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2014

MyGo Games Holding Co.
(Exact name of registrant as specified in its charter)

Florida	000-55080	27-1070374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Post Oak Blvd. Suite 215
Houston, TX 77056
(Address of principal executive offices) (Zip Code)

(832) 900-9366
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles and Bylaws

On July 28, 2014, the articles of incorporation (the “Articles”) of MyGo Games Holding Co. (the “Company”) were amended to (i) increase the total number of shares of common stock that the Company has authority to issue to 250,000,000 shares of common stock, par value $0.0001 (the “Authorized Share Increase”); (ii) change the name of the Company from “OBJ Enterprises, Inc.” to “MyGo Games Holding Co.” (the “Name Change”); and (iii) stagger positions on the Company’s Board of Directors into three classes, with the term of office of two director positions to expire at the annual meeting of shareholders next ensuing; another two director positions to expire one year after the annual meeting next ensuing; and another three director positions to expire two years after the annual meeting next ensuing (the “Staggered Board Approval”).  In connection with the Staggered Board Approval, any director appointed to fill a vacancy on the board by reason of death, resignation, removal from office, refusal to stand for re-election or otherwise shall be appointed for the remainder of the term of the class of the director they are appointed to replace. In the absence of a nomination for a successor at the end of a director’s term, the term of the then current director shall simply be extended for another full three year term without further action being required.  Not more than one class of directors, being the class up for election at that year’s annual meeting, shall be subject to replacement by the shareholders during any single year. Any increase or decrease in the number of directors pursuant to the Company’s Articles or bylaws shall be apportioned by resolution of the Company’s Board of Directors to be so apportioned among the director classes as to make all classes as nearly equal in number as possible. In no case will a decrease in the number of directors shorten the term of any incumbent director.  The Authorized Share Increase, the Name Change and the Staggered Board Approval are collectively referred to as the “Articles Amendments”.

Previously, Article 1 of the Articles read as follows:

“ARTICLE 1. Name: The name of this Corporation is ‘OBJ Enterprises, Inc.””

Article 1 now reads as follows:

“ARTICLE 1. Name: The name of this Corporation is ‘MyGo Games Holding Co.’”

In connection with the Name Change, on July 28, 2014, the Financial Industry Regulatory Authority (“FINRA”) approved the Name Change and approved a change of the Company’s trading symbol on the OTCQB to “MYGG”.

Previously, Section 6.2 of the Articles read as follows:

“6.2 Term: Each director shall hold office until his or her successor shall be elected and shall qualify, or until he or she shall resign or be removed as set forth below.”

Section 6.2 now reads as follows:

“6.2 Term: Each director shall hold office until his or her successor shall be elected and shall qualify, or until he or she shall resign or be removed as set forth below.  Director positions will be staggered into three classes, with the term of office of two director positions to expire at the annual meeting of shareholders next ensuing; another two director positions to expire one year after the annual meeting next ensuing; and another three director positions to expire two years after the annual meeting next ensuing; and at each annual election held after such classification and election, directors shall be chosen for a full three-year term to succeed those whose terms expire. Any director appointed to fill a vacancy on the board by reason of death, resignation, removal from office, refusal to stand for re-election or otherwise shall be appointed for the remainder of the term of the class of the director they are appointed to replace.  In the absence of a nomination for a successor at the end of a director’s term, the term of the then current director shall simply be extended for another full three year term without further action being required.  Not more than one class of directors, being the class up for election at that year’s annual meeting, shall be subject to replacement by the shareholders during any single year pursuant to Section 6.4 below.  Any increase or decrease in the number of directors pursuant to these Articles of

Incorporation or the Bylaws of the Corporation shall be apportioned by resolution of the Board of Directors to be so apportioned among the director classes as to make all classes as nearly equal in number as possible.  In no case will a decrease in the number of directors shorten the term of any incumbent director.”

Previously, Article 8 of the Articles read as follows:

“ARTICLE 8, CAPITAL STOCK: The total number of shares of capital stock that the Corporation has the authority to issue is One Hundred Million (100,000,000). The total number of shares of common stock that the Corporation has the authority to issue is One Hundred Million (100,000,000) and the par value of each share of such common stock is one-hundredth of one cent ($.0001) for an aggregate par value of Ten Thousand Dollars ($10,000.00). The outstanding shares of common stock, $.0001 par value of the Corporation shall be combined on the basis that 40 existing shares of common stock shall become one (1) new share of common stock without changing the par value of the shares of the Corporation (the “Reverse Split”). To the extent a stockholder holds a number of existing shares of common stock immediately prior to the filing and recording of this Amendment that is not divisible by 40, such stockholder shall be entitled to receive, in lieu of recovering a fractional share, that number of shares determined by rounding up such fractional interest to the nearest whole number. No fractional shares shall be issued.

Post Split Authorized Shares: The post-split-adjusted authorized common shares shall equal One Hundred Million (100,000,000).”

Article 8 now reads as follows:

“ARTICLE 8. CAPITAL STOCK: The total number of shares of capital stock that the Corporation has authority to issue is Two Hundred and Fifty Million (250,000,000). The total number of shares of common stock that the Corporation has authority to issue in Two Hundred and Fifty Million (250,000,000) and the par value of each share of such common stock is one-hundredth of one cent ($0.0001) for an aggregate par value of Twenty-Five Thousand Dollars ($25,000.00).”

The Articles Amendments were effected in connection with a share exchange agreement that the Company entered into on June 19, 2014 with My GO Games, LLC, a Minnesota limited liability company (“MGG”), and Great Outdoors, LLC, a Delaware limited liability company (“GO”), (the “Share Exchange Agreement”) pursuant to which the Company issued 50,323,526 shares of its common stock for all of the issued and outstanding membership interests of MGG held by GO (the “Share Exchange”). Prior to the Share Exchange MGG was owned 20% by the Company and 80% by GO.

Following the closing of the Share Exchange on June 19, 2014, MGG became a wholly-owned subsidiary of the Company and GO acquired 66.82% of the Company’s issued and outstanding shares of common stock.  The Share Exchange required the Company to effect the Articles Amendments and amend its bylaws to permit the Company’s Board of Directors to be not fewer than one nor more than ten directors and to consist of seven directors initially (the “Board Increase”).  On June 19, 2013, the Board of Directors of the Company amended the Company’s bylaws to add certain officer positions to the Company and clarify the roles and duties of previously appointed officer positions of the Company (the “Office Creations”).

The Company’s Board of Directors approved the Office Creations and recommended that its shareholders approve the Articles Amendments and the Board Increase and on June 23, 2014, GO, as the majority shareholder of the Company, executed a shareholder consent approving the Articles Amendments and Board Increase.

The foregoing summary of the Articles Amendments, the Share Exchange, the Board Increase and the Office Creations is qualified in its entirety by the Company’s Form 8-K filed with the Securities & Exchange Commission on June 25, 2014 and incorporated herein by reference.

Item 9.01 Exhibits

Exhibit	Description
3.1	Articles of Amendment to Articles of Incorporation, effective July 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 1, 2014

MyGo Games Holding Co.

/s/ Daniel Hammett
Daniel Hammett
Chief Executive Officer

Exhibit Index

Exhibit	Description
3.1	Articles of Amendment to Articles of Incorporation, effective July 28, 2014